Exhibit 3

WASHINGTON GAS LIGHT COMPANY

BYLAWS

ARTICLE I

Stockholders.

SECTION 1.   Annual Meeting.  The annual meeting of stockholders of Washington Gas Light Company (the Company) shall be held at such time and place within or without the District of Columbia as shall be determined by the Board of Directors and as shall be stated in the notice of the meeting. The meeting shall be held for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting.

SECTION 2.   Special Meetings.  Special meetings of stockholders may be held upon call by the Chairman of the Board, the President, the Secretary, a majority of the Board of Directors, or a majority of the Executive Committee, and shall be called by the Chairman of the Board, the President or Secretary upon the request in writing of the holders of record of not less than one-tenth of all the outstanding shares of stock entitled by its terms to vote at such meeting, at such time and at such place within the District of Columbia as may be fixed in the call and stated in the notice setting forth such call. Such request by the stockholders and such notice shall state the purpose of the proposed meeting.

SECTION 3.   Notice of Meetings.   Notice of the time, place and purpose of every meeting of the stockholders, shall, except as otherwise required by law, be delivered personally or mailed at least ten (10) but not more than sixty (60) days prior to the date of such meeting to each stockholder of record entitled to vote at the meeting at his address as it appears on the records of the Company. Any meeting may be held without notice if all of the stockholders entitled to vote thereat are present in person or by proxy at the meeting, or if notice is waived by those not so present in person or by proxy.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under any provision of the Virginia Stock Corporation Act (the “Virginia Act”) or the Business Corporation Act of the District of Columbia (the “D.C. Act”), the articles of incorporation, or these Bylaws shall be effective if given, either by a form of electronic transmission consented to by the stockholder to whom the notice is given, or by mail. Any such consent shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Washington Gas Light Company Bylaws – effective September 24, 2014

Notice given pursuant to this Section 3 shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; or (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. If mailed, notice is given three (3) days after deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company.

Except as otherwise prohibited under the Virginia Act or D.C. Act and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Company under any provision of the Virginia Act or D.C. Act, the articles of incorporation or these Bylaws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at the address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Company within sixty (60) days of having been given written notice by the Company of its intention to send the single notice in accordance with this paragraph. Any such consent shall be revocable by the stockholders by written notice to the Company.

SECTION 4.   Quorum.  At every meeting of the stockholders, the holders of record of a majority of the shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum. The vote of the majority of such quorum shall be necessary for the transaction of any business, unless otherwise provided by law or the articles of incorporation. If the meeting cannot be organized because a quorum has not attended, those present in person or by proxy may adjourn the meeting from time to time by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 5.   Voting.  Unless otherwise provided by law or the articles of incorporation, every stockholder of record entitled to vote at any meeting of stockholders shall be entitled to one vote for every share of stock standing in the stockholder’s name on the records of the Company on the record date fixed as provided in these Bylaws. In the election of directors, all votes shall be cast by ballot and the persons having the greatest number of votes shall be the directors. On matters other than election of directors, votes may be cast in such manner as the Chairman of the meeting may designate.

Washington Gas Light Company Bylaws – effective September 24, 2014

SECTION 6.   Inspectors.  The Board of Directors shall annually appoint two or more persons to act as inspectors or judges at any election of directors or vote conducted by ballot at any meeting of stockholders. Such inspectors or judges of election shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. In case of a failure to appoint inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the Chairman of the meeting may appoint, or the stockholders may elect, an inspector or inspectors to act at such meeting. Such inspector or inspectors shall make a certificate of the result of the vote taken.

SECTION 7.   Conduct of Stockholders’ Meeting.  The following persons, in the order named, shall be named chair of the stockholders’ meeting and shall be entitled to call the meeting to order: (1) the Chairman of the Board, (2) the President of the Company, (3) the Lead Director, or (4) a Vice President of the Company. The chair shall determine the order of business and may establish rules for the conduct of the meeting. The Secretary of the Company, or in his absence any person appointed by the Chairman, shall act as Secretary of the meeting for organization purposes.

SECTION 8.   Record Date.   In lieu of closing the stock transfer books, the Board of Directors, in order to make a determination of stockholders entitled to notice of or to vote at any meeting, or to receive payment of any dividends or for any other proper purpose, may fix in advance a date, but not more than seventy (70) days in advance, as a record date for such determination, and in such case only stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to exercise such other rights, as the case may be, notwithstanding any transfer of stock on the books of the Company after such date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the Board of Directors does not fix a record date as aforesaid, such date shall be as provided by law.

SECTION 9.   Notice of Business.   At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Company who is a stockholder of record at the time of giving of the notice as provided for in this Section 9, who shall be entitled to vote at such meeting and who complies with the following procedures:

Requirement of Timely Notice.  At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder. The foregoing clause (3) shall be the exclusive means for a stockholder to propose business at an annual meeting of stockholders. In addition to any other applicable requirements for business to be properly brought before a meeting by a stockholder, the

Washington Gas Light Company Bylaws – effective September 24, 2014 stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive office of the Company not less than sixty (60) days prior to the scheduled date of the meeting; provided, however, if no notice is given and no public announcement is made to the stockholders regarding the date of the meeting at least 75 days prior to the meeting, the stockholder’s notice shall be valid if delivered to or mailed and received by the Secretary at the principal executive office of the Company not more than fifteen (15) days following the day on which the notice or public announcement of the date of the meeting was given or made.

In the case of a special meeting, to be timely, a stockholder’s notice to the secretary must be so received at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any postponement, deferral or adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

Contents of Notice.  Other than with respect to stockholder proposals relating to director nomination(s), which requirements are set forth in Section 2 of Article II, a stockholder’s notice to the Secretary shall set forth as to each item of business that the stockholder proposes to bring before the meeting: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the articles of incorporation or these Bylaws, the language of the proposed amendment, (2) the name and record address, as they appear on the Company’s books, of the stockholder proposing such business, (3) the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder, (4) any material interest (financial or other) of such stockholder in such business, and (5) whether and the extent to which such stockholder or Stockholder Associated Person (as defined below) has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (a “Derivative Instrument”), if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented as of the record date by such stockholder and beneficial owner, if any, and delivered to and received by the Secretary not later than ten (10) days after the record date for the meeting). For purposes of this Section 9 and Section 2 of Article II, “Stockholder Associated Person” of any stockholder shall mean: (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Washington Gas Light Company Bylaws – effective September 24, 2014

Updates and Supplements to Notices. Any stockholder providing notice under this Section 9 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any postponement, deferral or adjournment thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any postponement, deferral or adjournment thereof) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any postponement, deferral or adjournment thereof).

Compliance with Bylaws.   Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholders’ meeting except in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted at the meeting. Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations thereunder with respect to the matters set forth in this Section 9.

Effective Date of Stockholder Business.   Notwithstanding anything in these Bylaws to the contrary, no business brought before a meeting of the stockholders by a stockholder shall become effective until the final termination of any proceeding which may have been commenced in any court of competent jurisdiction for an adjudication of any legal issues incident to determining the validity of such business and the procedure pursuant to which it was brought before the stockholders, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

Washington Gas Light Company Bylaws – effective September 24, 2014

ARTICLE II

Board of Directors.

SECTION 1.   Number, Powers, Term of Office, Quorum, Lead Director.  The Board of Directors of the Company shall consist of nine persons. The Board of Directors may exercise all the powers of the Company and do all acts and things which are proper to be done by the Company which are not by law or by these Bylaws directed or required to be exercised or done by the stockholders. The members of the Board of Directors shall be elected at the annual meeting of stockholders and shall hold office until the next succeeding annual meeting, or until their successors shall be elected and shall qualify. A majority of the number of directors fixed by the Bylaws shall constitute a quorum for the transaction of business. The action of a majority of the directors present at any lawful meeting at which there is a quorum shall, except as otherwise provided by law or by these Bylaws, be the action of the Board. The Board of Directors shall have a Lead Director, who shall be an independent director, not an employee of the Company. The powers and responsibilities of the Lead Director shall be established by the Board of Directors and shall be set forth in the Corporate Governance Guidelines of the Company. The powers and responsibilities of the Lead Director may be modified from time to time in the discretion of the Board of Directors.

SECTION 2.   Election.  Except as provided in Section 3 of Article II, directors shall be elected by the stockholders of the Company pursuant to the procedures enumerated below:

Eligible Persons.  In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Company.

Nominations.  Nominations of persons for election as directors of the Company may be made at a meeting of stockholders (1) by or at the direction of the Board of Directors, (2) by any nominating committee or person appointed by the Board of Directors or (3) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.

Nomination by Directors or Nominating Committee.  Nominations made by or at the direction of the Board of Directors or the nominating committee or person appointed by the Board of Directors may be made at any time prior to the stockholders’ meeting. The Board of Directors must send notice of nominations to the stockholders together with the notice of the meeting of the stockholders; provided, however, if the nominations are made after the notice of the meeting has been mailed, the Board of Directors must send notice of its nominations to the stockholders as soon as practicable.

Nomination by Stockholders.  Nominations, other than those made by or at the direction of the Board of Directors or the nominating committee or person appointed by

Washington Gas Light Company Bylaws – effective September 24, 2014 the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary, which shall be the exclusive means for a stockholder to make nominations. In order for a stockholder to nominate a candidate to the Board of Directors at an annual or special meeting, he or she must comply with the procedures set forth in this Section 2; provided, however, that the stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive office of the Company not less than sixty (60) days prior to the scheduled date of the meeting; provided, however, if no notice is given and no public announcement is made to the stockholders regarding the date of the meeting at least 75 days prior to the meeting, the stockholder’s notice shall be valid if delivered to or mailed and received by the Secretary at the principal executive office of the Company not more than fifteen (15) days following the day on which the notice or public announcement of the date of the meeting was given or made. In no event shall any postponements, deferrals or adjournments of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

Contents of Notice.  Nominations, other than those made by or at the direction of the Board of Directors or the nominating committee or person appointed by the Board of Directors, shall set forth:

(1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residential address of the person, (b) the principal occupation or employment of the person (c) the class and number of shares of capital stock of the Company that are beneficially owned by the person, (d) written consent by the person, agreeing to serve as director if elected, (e) a description of all arrangements or understandings between the person and the stockholder regarding the nomination, (f) a description of all arrangements or understandings between the person and any other person or persons (naming such persons) regarding the nomination, (g) all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act, and (h) such other information as the Company may reasonably request to determine the eligibility of such proposed nominee to serve as director of the Company;

(2) as to the stockholder giving the notice, (a) the name, business address and residential address of the stockholder giving the notice, (b) the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder, (c) a description of all arrangements or understandings between the stockholder and the nominee regarding the nomination, and (d) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such persons) regarding the nomination; and

Washington Gas Light Company Bylaws – effective September 24, 2014

(3) as to the stockholder giving the notice and any Stockholder Associated Person (as defined in Section 9 of Article I), whether and to the extent to which any Derivative Instrument (as defined in Section 9 of Article I) is directly or indirectly beneficially owned, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented as of the record date by such stockholder and beneficial owner, if any, and delivered to and received by the Secretary not later than ten (10) days after the record date for the meeting).

  Updates and Supplements to Notices.  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. Any stockholder providing notice under this Section 2 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any postponement, deferral or adjournment thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any postponement, deferral or adjournment thereof) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any postponement, deferral or adjournment thereof).

  Compliance with Bylaws.   No person shall be eligible for election by the stockholders as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2 of the Bylaws. The Chairman of the Board of Directors shall, if the facts warrant, determine and declare prior to the meeting of stockholders that the nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so inform the nominee and the stockholder who nominated the nominee as soon as practicable and the defective nomination shall be disregarded.

  Effective Date of Election of Director.  Notwithstanding anything in these Bylaws to the contrary, no election of a director nominated by a stockholder shall become effective until the final termination of any proceeding which may have been commenced in any court of competent jurisdiction for an adjudication of any legal issues incident to determining the procedure pursuant to which the nomination of such director was brought before the stockholders, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

SECTION 3. Vacancies.  If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

Washington Gas Light Company Bylaws – effective September 24, 2014

(a) the stockholders may fill the vacancy;

(b) the board of directors may fill the vacancy; or

(c) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of directors remaining in office.

A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. A director filling a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

SECTION 4.  Meetings.  Regular meetings of the Board shall be held at the office of the Company in the District of Columbia at times fixed by resolution of the Board of Directors. Notice of such meetings need not be given.

Special meetings of the Board may be called by the Chairman of the Board, the President of the Company, the Lead Director or by any two directors. The Lead Director may call meetings of the independent directors, who shall not be employees of the Company. At least two days’ notice of all special meetings of the Board shall be given to each director personally by telegraphic or written notice. Any meeting may be held without notice if all of the directors are present, or if those not present waive notice of the meeting by telegram or in writing. Special meetings of the Board of Directors may be held within or without the District of Columbia.

SECTION 5.  Committees.  The Board of Directors shall, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee, to consist of the Chief Executive Officer of the Company who may be the Chairman of the Board, or the President and three additional members, and not fewer than three alternates to serve at the call of the Chief Executive Officer in case of the unavoidable absence of one of the regular members, to be elected from the Board of Directors. The Executive Committee shall, when the Board is not in session, have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company.

The Board of Directors may appoint other committees, standing or special, from time to time, from among their own number, or otherwise, and confer powers on such committees, and revoke such powers and terminate the existence of such committees at its pleasure.

A majority of the members of any such committee shall constitute a quorum for the purpose of fixing the time and place of its meetings, unless the Board shall otherwise provide. All action taken by any such committee shall be reported to the Board at its meeting next succeeding such action.

Washington Gas Light Company Bylaws – effective September 24, 2014

SECTION 6.  Compensation of Directors. The Board of Directors shall fix the fee to be paid to each director for attendance at any meeting of the Board or of any committee thereof, and may, in its discretion, authorize payment to directors of traveling expenses incurred in attending any such meeting.

SECTION 7.  Removal. Any directors may be removed from office at any time, with or without cause, and another be elected in his place, by the vote of the holders of record of a majority of the outstanding shares of stock of the Company (of the class or classes by which such director was elected) entitled to vote thereon, at a special meeting of stockholders called for such purpose.

ARTICLE III

Officers.

SECTION 1.  Officers. The officers of the Company shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President, a Secretary, a Treasurer, and one or more Vice Presidents, and such other officers as the Board from time to time shall elect, with such duties as the Board shall deem necessary to conduct the business of the Company. Any officer may hold two or more offices (including those of the Chairman of the Board and President) except that the offices of President and Secretary may not be held by the same person. The Chairman of the Board shall be a director; other officers, including any Vice Chairman and the President, may be, but are not required to be, Directors.

SECTION 2.  Term of Office; Removal. In the absence of a special contract, all officers shall hold their respective offices for one year or until their successors shall have been duly elected and qualified, but they or any of them may be removed from their respective offices on a vote by a majority of the Board.

SECTION 3.  Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and/or by the Executive Committee. In the absence of the Chairman of the Board, if any, the Lead Director shall preside at the meetings of the Board of Directors. In the absence of both the Chairman of the Board and the Lead Director, and provided a quorum is present, the senior member of the Board present, in terms of service on the Board, shall serve as Chairman pro tem of the meeting.

SECTION 4.  Salaries. The salaries of all executive officers of the Company shall be determined and fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.

Washington Gas Light Company Bylaws – effective September 24, 2014

ARTICLE III-A

Indemnification of Directors and Officers.

SECTION 1.  With respect to a Company officer, director, or employee, the Company shall indemnify, and with respect to any other individual the Company may indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (an “Action”), whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the Company) by reason of the fact the person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such Action; except in relation to matters as to which the person shall be finally adjudged in such Action to have knowingly violated the criminal law or be liable for willful misconduct in the performance of the person’s duty to the Company. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person was guilty of willful misconduct.

Any indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstance because the person has met the applicable standard of conduct set forth above. In the case of any director, such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Action; or (2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed by clause (1) or (2) of this paragraph, or if such a quorum is not obtainable and such a committee cannot be designated, by majority vote of the Board of Directors, in which selection directors who are parties may participate; or (4) by vote of the stockholders, in which vote shares owned by or voted under the control of directors, officers and employees who are at the time parties to the Action may not be voted. In the case of any officer, employee, or agent other than a director, such determination may be made (i) by the Board of Directors or a committee thereof; (ii) by the Chairman of the Board of the Company or, if the Chairman is a party to such Action, the President of the Company, or (iii) such other officer of the Company, not a party to such Action, as such person specified in clause (i) or (ii) of this paragraph may designate. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled hereunder to select such legal counsel.

Washington Gas Light Company Bylaws – effective September 24, 2014

Expenses incurred in defending an Action for which indemnification may be available hereunder shall be paid by the Company in advance of the final disposition of such Action as authorized in the manner provided in the preceding paragraph, subject to execution by the person being indemnified of a written undertaking to repay such amount if and to the extent that it shall ultimately be determined by a court that such indemnification by the Company is not permitted under applicable law.

It is the intention of the Company that the indemnification set forth in this Section of Article III-A, shall be applied to no less extent than the maximum indemnification permitted by law. In the event that any right to indemnification or other right hereunder may be deemed to be unenforceable or invalid, in whole or in part, such unenforceability or invalidity shall not affect any other right hereunder, or any right to the extent that is not deemed to be unenforceable. The indemnification provided herein shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of such person’s heirs, executors, and administrators.

SECTION 2.  In any proceeding brought by a stockholder in the right of the Company or brought by or on behalf of the stockholders of the Company, no monetary damages shall be assessed against an officer or director. The liability of an officer or director shall not be limited as provided in this section if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

ARTICLE IV

Checks, Notes, Etc.

SECTION 1.  All checks and drafts on the Company’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

SECTION 2.  Shares of stock and other interests in other corporations or associations shall be voted by such officer or officers as the Board of Directors may designate.

SECTION 3.  Except as the Board of Directors shall otherwise provide, all contracts expressly approved by the Board shall be signed on behalf of the Company by the Chairman of the Board, the President, or a Vice President.

Washington Gas Light Company Bylaws – effective September 24, 2014

ARTICLE V

Capital Stock.

SECTION 1.  Certificates for shares.    Unless otherwise authorized by the Board of Directors, the interest of each stockholder of the Company shall be evidenced by a certificate or certificates for shares of stock in such form as required by law and as the Board of Directors may from time to time prescribe. The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the Company. Such seal may be a facsimile.

Where any such certificate is countersigned by a transfer agent other than the Company, or an employee of the Company, or is countersigned by a transfer clerk and is registered by a registrar, the signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles.

In case any officer who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if such officer had not ceased to hold such office at the date of its issue.

SECTION 2.  Transfer of Shares.    The shares of stock of the Company shall be transferable on the books of the Company by the holders thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require.

SECTION 3.  Lost, Stolen or Destroyed Certificates.  No certificate of stock claimed to have been lost, destroyed or stolen shall be replaced by the Company with a new certificate of stock until the holder thereof has produced evidence of such loss, destruction or theft, and has furnished indemnification to the Company and its agents to such extent and in such manner as the proper officers or the Board of Directors may from time to time prescribe.

ARTICLE VI

Corporate Records.

SECTION 1.  Where Kept.  The books, records and papers belonging to the business of the Company, and the corporate seal, shall be kept at the office of the Company in the District of Columbia.

Washington Gas Light Company Bylaws – effective September 24, 2014

SECTION 2.  Inspection.  Any stockholder or stockholders, who shall have been such for at least six months, or who shall be the holder or holders of record of at least five percent of all the outstanding shares of stock of the Company, desiring to inspect the books or records of the Company, shall present to the Board of Directors or the Executive Committee an application for such inspection, specifying the particular books or records to be inspected and the purpose for which such inspection is desired. If, upon such application, the Board of Directors or Executive Committee deems such inspection is sought for a legitimate purpose connected with the interest of the applicant as a stockholder of the Company, such application shall be granted and a time and place for the inspection shall be specified. The stock and transfer books of the Company shall at all times, during business hours, be open to the inspection of stockholders. The Board of Directors shall have the power from time to time to establish general regulations conferring upon stockholders such further rights with respect to inspection of books and records of the Company as the Board shall deem proper.

ARTICLE VII

Fiscal Year.

The fiscal year of the Company shall begin on the 1st day of October in each year and shall end on the 30th day of September following.

ARTICLE VIII

General Provisions.

SECTION 1.  Corporate Seal.    The seal of the Company shall be circular in form and there shall be inscribed thereon -- Washington Gas Light Company -- a Corporation of the District of Columbia and Virginia -- Originally Chartered by Congress in 1848.

SECTION 2.  Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

ARTICLE IX

Amendments.

SECTION 1.  By the Board of Directors.  The Board of Directors shall have power to make and alter (unless the stockholders shall in any particular instance have otherwise prescribed) any Bylaws of the Company. Such action may be taken at any meeting of the Board by the affirmative vote of a majority of the total number of directors, provided that notice of the proposed change shall have been given to all directors prior to the meeting, or that all of the directors shall be present at the meeting.

Washington Gas Light Company Bylaws – effective September 24, 2014

SECTION 2.  By the Stockholders. Any Bylaws made or altered by the Board of Directors may be altered or repealed at any regular meeting of the stockholders, or at any special meeting of the stockholders, provided notice of such action shall have been properly brought before such meeting in a manner provided in these Bylaws.

Washington Gas Light Company Bylaws – effective September 24, 2014